Exhibit 99.1

Ceridian Reports Second Quarter 2020 Results

•	Dayforce recurring services revenue of $118.5 million, up 15.7% year-over-year, and up 16.6% on a constant currency basis.
•	Excluding float revenue, Dayforce recurring services revenue of $110.2 million, up 23.3% year-over-year, and up 24.2% on a constant currency basis.
•	Dayforce revenue of $151.5 million, up 12.6% year-over-year, and up 13.5% on a constant currency basis.
•	Excluding float revenue, Dayforce revenue of $143.2 million, up 17.9% year-over-year, and up 18.8% on a constant currency basis.
•

Cloud recurring services gross margin of 70.7%, an increase of 140 basis points year-over-year, and excluding float revenue, Cloud recurring service gross margin of 68.4%, an increase of 360 basis points year-over-year.

•	Operating profit of $4.0 million and Adjusted EBITDA of $37.5 million, down 14.8% year-over-year.
•	Excluding float revenue, Adjusted EBITDA was $26.0 million, up 9.7% year-over-year.

Minneapolis, MN and Toronto, ON, August 5, 2020 - Ceridian HCM Holding Inc. (“Ceridian” or the “Company”) (NYSE:CDAY) (TSX:CDAY), a global human capital management (“HCM”) software company, announced today its financial results for the second quarter ended June 30, 2020. All financial results are reported in U.S. dollars unless otherwise stated. A reconciliation of U.S. generally accepted accounting principles (“GAAP”) to non-GAAP financial measures has been provided in this press release, including the accompanying tables. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”

“Our second quarter financial performance was strong, and the business continues to perform well,” said David Ossip, Chairman and Chief Executive Officer of Ceridian.  “We are seeing increased demand for Dayforce as employers accelerate technology investments to increase productivity, to ensure the physical, mental, and physical health of employees, and to drive hard dollar returns for their businesses.”

The average U.S. dollar to Canadian dollar foreign exchange rate was $1.39, with a daily range of $1.34 to $1.42, for the three months ended June 30, 2020, compared to $1.34, with a daily range of $1.31 to $1.35, for the three months ended June 30, 2019. As of June 30, 2020, the U.S. dollar to Canadian dollar foreign exchange rate was $1.36. To present the performance of the business excluding the effect of foreign currency rate fluctuations, the Company presents revenue on a constant currency basis, which we believe is useful to management and investors. We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Financial Highlights for the Second Quarter 2020

The financial highlights below are on a year-over-year basis, unless otherwise stated.

Dayforce Revenue

•	Dayforce recurring services revenue was $118.5 million for the second quarter of 2020, an increase of 15.7%, or 16.6% on a constant currency basis.
•	Excluding float revenue, Dayforce recurring services revenue was $110.2 million for the second quarter of 2020, an increase of 23.3%, or 24.2% on a constant currency basis.
•	Dayforce revenue was $151.5 million for the second quarter of 2020, an increase of 12.6%, or 13.5% on a constant currency basis.
•	Excluding float revenue, Dayforce revenue was $143.2 million for the second quarter of 2020, an increase of 17.9%, or 18.8% on a constant currency basis.

Revenue

•	Cloud revenue, which includes both Dayforce and Powerpay, was $167.9 million for the second quarter of 2020, an increase of 7.8%, or 8.9% on a constant currency basis.
•	Excluding float revenue, Cloud revenue was $157.8 million for the second quarter of 2020, an increase of 12.9%, or 13.9% on a constant currency basis.
•	Total revenue, which includes revenue from both our Cloud and Bureau solutions, was $192.6 million for the second quarter of 2020, a decline of 1.9%, or 0.9% on a constant currency basis.
•	Excluding float revenue, total revenue was $181.1 million for the second quarter of 2020, an increase of 2.9%, or 3.9% on a constant currency basis.

Net Income and Net Income Per Share

•	Net income was $5.5 million for the second quarter of 2020, compared to $6.3 million. Adjusted net income was $19.4 million for the second quarter of 2020, compared to $18.3 million.
•

Diluted net income per share was $0.04 for the second quarter of 2020, compared to $0.04. Adjusted diluted net income per share was $0.13 for the second quarter of 2020, compared to $0.12. Diluted weighted average common shares outstanding were 151.4 million and 148.3 million for the second quarter of 2020 and 2019, respectively.

Gross Margin, Operating Profit, and Adjusted EBITDA

•	Gross margin of 40.8% for the second quarter of 2020, compared to 44.8%.
•

Cloud recurring services gross margin improved to 70.7% for the second quarter of 2020, compared to 69.3%, and excluding float revenue, Cloud recurring service gross margin improved to 68.4%, compared to 64.8%.

•	Professional services and other gross margin declined to (13.1)% for the second quarter of 2020, compared to (4.3)%.
•	Operating profit was $4.0 million for the second quarter of 2020, compared to $18.7 million.
•	Adjusted EBITDA declined 14.8% to $37.5 million for the second quarter of 2020, compared to $44.0 million.
•	Excluding float revenue, Adjusted EBITDA increased 9.7%.

Balance Sheet

•	Cash and equivalents were $526.9 million as of June 30, 2020, compared to $281.3 million as of December 31, 2019.
•

Total debt was $967.2 million as of June 30, 2020, an increase of $290.1 million, compared to $677.1 million as of December 31, 2019. On April 2, 2020, in light of the uncertainty and volatility in the global financial markets resulting from the COVID-19 pandemic, we elected to borrow $295.0 million under our revolving credit facility as a precautionary measure to increase our cash position and to preserve financial flexibility.

Dayforce Live Customer Count

•

4,603 Dayforce customers were live on the Dayforce platform as of June 30, 2020, a net increase of 597 customers, compared to 4,006 Dayforce customers as of June 30, 2019, and a net increase of 123 customers, compared to 4,480 as of March 31, 2020.

•

Excluding float revenue and on a constant currency basis, Dayforce revenue per customer was $125,766 for the trailing twelve months ended June 30, 2020, an increase of 12.6% from $111,658 for the trailing twelve months ended June 30, 2019.

Business Outlook

Based on information available to us as of August 5, 2020, we are issuing the following guidance for the third quarter of 2020:

•

Dayforce recurring services revenue of $118 million to $120 million, or an increase of approximately 8% to 10% on both a GAAP and constant currency basis. Excluding float revenue, Dayforce recurring services revenue is expected to grow approximately 14% to 16% on both a GAAP and constant currency basis.

•

Dayforce revenue of $155 million to $158 million, or an increase of approximately 8% to 10% on a GAAP basis and 8% to 11% on a constant currency basis. Excluding float revenue, Dayforce revenue is expected to grow approximately 12% to 14% on a GAAP basis and 13% to 15% on a constant currency basis.

•

Cloud revenue of $173 million to $177 million, or an increase of approximately 5% to 7% on a GAAP basis and 5% to 8% on a constant currency basis. Excluding float revenue, Cloud revenue is expected to grow approximately 9% to 11% on a GAAP basis and 10% to 12% on a constant currency basis.

•

Total revenue of $198 million to $203 million, or a decline of approximately 2% to flat on a GAAP basis, and a decline of approximately 1% to an increase of approximately 1% on a constant currency basis. Excluding float revenue, total revenue is expected to grow approximately 2% to 5% on a GAAP basis and 3% to 6% on a constant currency basis.

•	Float revenue of approximately $7 million within Dayforce revenue, $9 million within Cloud revenue, and $10 million within total revenue.
•	Adjusted EBITDA of $27 million to $32 million.

Our third quarter 2020 guidance assumes an average U.S. dollar to Canadian dollar foreign exchange rate of $1.36, compared to an average rate of $1.32 in the third quarter of 2019. We have not reconciled the Adjusted EBITDA range for the third quarter of 2020 to the directly comparable GAAP financial measure because applicable information for the future period, on which this reconciliation would be based, is not readily available due to uncertainty regarding, and the potential variability of, depreciation and amortization, share-based compensation expense and related employer taxes, changes in foreign currency exchange rates, and other items.

While we are not providing guidance for the fourth quarter given the uncertainty in the market, we believe that the greatest impact of COVID-19 will be reflected in the third quarter of 2020. Assuming employment levels continue to improve, we expect Dayforce recurring services revenue growth, excluding float revenue and on a constant currency basis, to accelerate and to exceed 18% in the fourth quarter.

Conference Call Details

Ceridian will host a conference call on August 5, 2020 at 5:00 p.m. Eastern Time to discuss the financial results for the second quarter of 2020. Those wishing to participate via the webcast should access the call through Ceridian’s Investor Relations website at https://investors.ceridian.com. Those wishing to participate via the telephone may dial in at 833-979-2698 (USA) or 236-714-2174 (International) and entering the conference ID: 3190826. The conference call replay will be available via webcast through Ceridian’s Investor Relations website at https://investors.ceridian.com.

About Ceridian HCM Holding Inc.

Ceridian. Makes Work Life Better™.

Ceridian is a global human capital management software company. Dayforce, our flagship cloud HCM platform, provides human resources, payroll, benefits, workforce management, and talent management functionality. Our platform is used to optimize management of the entire employee lifecycle, including attracting, engaging, paying, deploying, and developing people. Ceridian has solutions for organizations of all sizes.

Use of Non-GAAP Financial Measures

We use certain non-GAAP financial measures in this release including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, and revenue on a constant currency basis. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, non-GAAP financial measures, are useful to management and investors as supplemental measures to evaluate our overall operating performance. Adjusted EBITDA and Adjusted EBITDA margin are components of our management incentive plan and are used by management to assess performance and to compare our operating performance to our competitors. We define Adjusted EBITDA as net income before interest, taxes, depreciation, and amortization, as adjusted to exclude gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges. Adjusted EBITDA margin is determined by calculating the percentage Adjusted EBITDA is of total revenue. Adjusted net income is defined as net income, as adjusted to exclude release of the valuation allowance, gain (loss) on assets and liabilities held in a foreign currency other than the functional currency of a company subsidiary, share-based compensation expense and related employer taxes, severance charges, restructuring consulting fees, and other non-recurring charges, all of which are adjusted for the effect of income taxes. Management believes that Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are helpful in highlighting management performance trends because Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income exclude the results of decisions that are outside the normal course of our business operations.

Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are intended as supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be considered as alternatives to operating profit, net income, earnings per share, or any other performance measures derived in accordance with GAAP, or as measures of operating cash flows or liquidity. Our presentation of Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income should not be construed to imply that our future results will be unaffected by similar items to those eliminated in this presentation. Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are included in this discussion because they are key metrics used by management to assess our operating performance.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income are not defined under GAAP, are not measures of net income, operating profit, or any other performance measures derived in accordance with GAAP, and are subject to important limitations. Our use of the terms Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income may not be comparable to similarly titled measures of other companies in our industry and are not measures of performance calculated in accordance with GAAP.

Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

In evaluating Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income, you should be aware that in the future we may incur expenses similar to those eliminated in this presentation.

We present revenue on a constant currency basis to assess how our underlying businesses performed, excluding the effect of foreign currency rate fluctuations, which we believe is useful to management and investors. We calculate revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period. Dayforce revenue per customer is calculated on a constant currency basis by applying the prior year average exchange rate to all comparable periods.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this press release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements in this press release include statements relating to third quarter 2020, as well as those relating to future growth initiatives. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “seek,” “plan,” “intend,” “believe,” “will,” “may,” “could,” “continue,” “likely,” “should,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events but not all forward-looking statements contain these identifying words. The forward-looking statements contained in this press release are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors that we believe are appropriate under the circumstances. As you consider this press release, you should understand that these statements are not guarantees of performance or results. These assumptions and our future performance or results involve risks and uncertainties (many of which are beyond our control). These risks and uncertainties include, but are not limited to, the following:

•	the impact of the Coronavirus disease 2019 (“COVID-19”) pandemic on our business, operations, and financial results;
•	our inability to attain or to maintain profitability;
•	significant competition for our solutions;
•	our inability to continue to develop or to sell our existing Cloud solutions;
•	our inability to manage our growth effectively;

•	the risk that we may not be able to successfully migrate our Bureau customers to our Cloud solutions or to offset the decline in Bureau revenue with Cloud revenue;
•	the decline or slower than expected development of the market for enterprise cloud computing;
•	failure of our efforts to increase use of our Cloud solutions and our other applications may not succeed;
•	our failure to provide enhancements and new features and modifications to our solutions;
•	failure to comply the Federal Trade Commission’s ongoing consent order regarding data protection;
•	system interruptions or failures, including cyber-security breaches, identity theft, or other disruptions that could compromise our information;
•	our failure to comply with applicable privacy, security, data, and financial services laws, regulations and standards;
•	changes in regulations governing financial services, privacy concerns, and laws or other domestic or foreign data protection regulations;
•	the risk of loss caused by customer failure to repay distribution of earned net wages and associated tax amounts made on behalf of our customers for our Dayforce Wallet or other services;
•	our inability to successfully expand our current offerings into new markets or further penetrate existing markets;
•	our inability to meet the more complex configuration and integration demands of our large customers;
•	reductions in our customers’ employment levels or other overall declines in the financial viability of our current and prospective customers;
•	the risk of our customers declining to renew their agreements with us or renewing at lower performance fee levels;
•	our failure to manage our technical operations infrastructure;
•	our inability to maintain necessary third party relationships, and third party software licenses or there are errors in the software we license;
•	our inability to protect our intellectual property rights, proprietary technology, information, processes, and know-how;
•	our failure to keep pace with rapid technological changes and evolving industry standards;
•	general economic, political and market forces beyond our control;
•	changes in laws and regulations related to the Internet or changes in the Internet infrastructure itself; or
•	other risks and uncertainties described in our most recent annual report on Form 10-K, subsequent quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission.

Additional factors or events that could cause our actual performance to differ from these forward-looking statements may emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual financial condition, results of operations, future performance and business may vary in material respects from the performance projected in these forward-looking statements. In addition to any factors and assumptions set forth above in this press release, the material factors and assumptions used to develop the forward-looking information include, but are not limited to: the general economy remains stable; the competitive environment in the HCM market remains stable; the demand environment for HCM solutions remains stable; our implementation capabilities and cycle times remain stable; foreign exchange rates, both current and those used in developing forward-looking statements, specifically USD to CAD, remain stable at, or near, current rates; we will be able to maintain our relationships with our employees, customers and partners; we will continue to attract qualified personnel to support our development requirements and the support of our new and existing customers; and that the risk factors noted above, individually or collectively, do not have a material impact on the Company. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Ceridian HCM Holding Inc.

Condensed Consolidated Balance Sheets

(Dollars in millions, except share data)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Current assets:
Cash and equivalents	$526.9	$281.3
Trade and other receivables, net	92.9	80.4
Prepaid expenses and other current assets	70.4	57.9
Total current assets before customer trust funds	690.2	419.6
Customer trust funds	2,659.8	3,204.1
Total current assets	3,350.0	3,623.7
Right of use lease asset	37.6	32.0
Property, plant, and equipment, net	129.6	128.3
Goodwill	2,004.5	1,973.5
Other intangible assets, net	195.5	177.9
Other assets	136.7	150.3
Total assets	$5,853.9	$6,085.7
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$8.6	$10.8
Current portion of long-term lease liabilities	10.2	8.8
Accounts payable	36.5	43.2
Deferred revenue	24.0	25.5
Employee compensation and benefits	56.3	75.9
Other accrued expenses	14.1	13.9
Total current liabilities before customer trust funds obligations	149.7	178.1
Customer trust funds obligations	2,594.8	3,193.6
Total current liabilities	2,744.5	3,371.7
Long-term debt, less current portion	958.6	666.3
Employee benefit plans	111.4	117.2
Long-term lease liabilities, less current portion	34.2	30.1
Other liabilities	19.5	18.1
Total liabilities	3,868.2	4,203.4
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par, 500,000,000 shares authorized, 146,803,932 and 144,386,618 shares issued and outstanding as of June 30, 2020, and December 31, 2019, respectively	1.5	1.4
Additional paid in capital	2,528.4	2,449.1
Accumulated deficit	(215.7)	(229.8)
Accumulated other comprehensive loss	(328.5)	(338.4)
Total stockholders’ equity	1,985.7	1,882.3
Total liabilities and equity	$5,853.9	$6,085.7

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollars in millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue:
Recurring services	$159.1	$163.5	$340.6	$336.3
Professional services and other	33.5	32.8	74.7	63.7
Total revenue	192.6	196.3	415.3	400.0
Cost of revenue:
Recurring services	49.3	48.7	101.5	99.6
Professional services and other	37.9	34.2	80.5	69.5
Product development and management	17.0	16.4	34.6	31.6
Depreciation and amortization	9.8	9.0	19.6	17.7
Total cost of revenue	114.0	108.3	236.2	218.4
Gross profit	78.6	88.0	179.1	181.6
Selling, general, and administrative	74.6	69.3	148.8	135.5
Operating profit	4.0	18.7	30.3	46.1
Interest expense, net	6.6	8.5	13.5	17.4
Other expense, net	0.3	1.5	2.9	3.1
(Loss) income before income taxes	(2.9)	8.7	13.9	25.6
Income tax (benefit) expense	(8.4)	2.4	(0.2)	8.1
Net income	$5.5	$6.3	$14.1	$17.5
Net income per share:
Basic	$0.04	$0.04	$0.10	$0.12
Diluted	$0.04	$0.04	$0.09	$0.12
Weighted-average shares outstanding:
Basic	145,593,019	141,149,009	145,119,172	140,651,902
Diluted	151,444,901	148,331,846	151,321,093	147,761,174

Ceridian HCM Holding Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, dollars in millions)

	Six Months Ended June 30,
	2020	2019
Net income	$14.1	$17.5
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income tax expense (benefit)	0.3	(4.8)
Depreciation and amortization	23.9	29.0
Amortization of debt issuance costs and debt discount	0.6	0.6
Net periodic pension and postretirement cost	1.7	2.6
Non-cash share-based compensation	27.8	15.6
Other	0.9	0.8
Changes in operating assets and liabilities excluding effects of acquisitions and divestitures:
Trade and other receivables	(3.8)	(3.4)
Prepaid expenses and other current assets	(6.4)	(11.1)
Accounts payable and other accrued expenses	(1.8)	(5.7)
Deferred revenue	(1.1)	(1.3)
Employee compensation and benefits	(21.3)	(19.5)
Accrued interest	0.2	0.4
Accrued taxes	(3.7)	(8.1)
Other assets and liabilities	(7.5)	(2.4)
Net cash provided by operating activities	23.9	10.2
Cash Flows from Investing Activities
Purchase of customer trust funds marketable securities	(24.8)	(297.6)
Proceeds from sale and maturity of customer trust funds marketable securities	214.0	232.3
Expenditures for property, plant, and equipment	(9.9)	(7.7)
Expenditures for software and technology	(19.8)	(18.7)
Acquisition costs, net of cash and restricted cash acquired	(58.3)	(10.2)
Net cash provided by (used in) investing activities	101.2	(101.9)
Cash Flows from Financing Activities
(Decrease) increase in customer trust funds obligations, net	(571.4)	1,308.9
Proceeds from issuance of common stock under share-based compensation plans	51.5	44.1
Repayment of long-term debt obligations	(5.4)	(3.4)
Proceeds from revolving credit facility	295.0	—
Net cash (used in) provided by financing activities	(230.3)	1,349.6
Effect of exchange rate changes on cash, restricted cash, and equivalents	(12.4)	7.4
Net (decrease) increase in cash, restricted cash, and equivalents	(117.6)	1,265.3
Cash, restricted cash, and equivalents at beginning of period	1,658.6	1,106.3
Cash, restricted cash, and equivalents at end of period	$1,541.0	$2,371.6
Reconciliation of cash, restricted cash, and equivalents to the condensed consolidated balance sheets
Cash and equivalents	$526.9	$237.9
Restricted cash and equivalents included in customer trust funds	1,014.1	2,133.7
Total cash, restricted cash, and equivalents	$1,541.0	$2,371.6

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Three Months Ended June 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2020	2019	2020 vs. 2019		2020 vs. 2019
	(Dollars in millions)
Revenue:
Dayforce recurring services, excluding float	$110.2	$89.4	23.3%	(0.9)%	24.2%
Dayforce float	8.3	13.0	(36.2)%	(0.8)%	(35.4)%
Total Dayforce recurring services	118.5	102.4	15.7%	(0.9)%	16.6%
Powerpay recurring services, excluding float	14.4	18.0	(20.0)%	(2.2)%	(17.8)%
Powerpay float	1.8	2.9	(37.9)%	(3.4)%	(34.5)%
Total Powerpay recurring services	16.2	20.9	(22.5)%	(2.4)%	(20.1)%
Total Cloud recurring services	134.7	123.3	9.2%	(1.2)%	10.4%
Dayforce professional services and other	33.0	32.1	2.8%	(0.9)%	3.7%
Powerpay professional services and other	0.2	0.3	(33.3)%	(—)%	(33.3)%
Total Cloud professional services and other	33.2	32.4	2.5%	(0.9)%	3.4%
Total Cloud revenue	167.9	155.7	7.8%	(1.1)%	8.9%
Bureau recurring services, excluding float	23.0	35.8	(35.8)%	(0.6)%	(35.2)%
Bureau float	1.4	4.4	(68.2)%	(2.3)%	(65.9)%
Total Bureau recurring services	24.4	40.2	(39.3)%	(0.7)%	(38.6)%
Bureau professional services and other	0.3	0.4	(25.0)%	(—)%	(25.0)%
Total Bureau revenue	24.7	40.6	(39.2)%	(0.8)%	(38.4)%
Total revenue	$192.6	$196.3	(1.9)%	(1.0)%	(0.9)%

Dayforce	$151.5	$134.5	12.6%	(0.9)%	13.5%
Powerpay	16.4	21.2	(22.6)%	(2.3)%	(20.3)%
Total Cloud revenue	$167.9	$155.7	7.8%	(1.1)%	8.9%

Dayforce, excluding float	$143.2	$121.5	17.9%	(0.9)%	18.8%
Powerpay, excluding float	14.6	18.3	(20.2)%	(2.2)%	(18.0)%
Cloud revenue, excluding float	157.8	139.8	12.9%	(1.0)%	13.9%
Cloud float	10.1	15.9	(36.5)%	(1.3)%	(35.2)%
Total Cloud revenue	$167.9	$155.7	7.8%	(1.1)%	8.9%

(a)	We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Ceridian HCM Holding Inc.

Revenue Financial Measures

(Unaudited)

	Six Months Ended June 30,		Percentage change in revenue as reported	Impact of changes in foreign currency (a)	Percentage change in revenue on constant currency basis (a)
	2020	2019	2020 vs. 2019		2020 vs. 2019

	(Dollars in millions)
Revenue:
Dayforce recurring services, excluding float	$224.2	$177.0	26.7%	(0.5)%	27.2%
Dayforce float	22.4	28.3	(20.8)%	(0.3)%	(20.5)%
Total Dayforce recurring services	246.6	205.3	20.1%	(0.6)%	20.7%
Powerpay recurring services, excluding float	33.4	36.3	(8.0)%	(1.1)%	(6.9)%
Powerpay float	4.6	6.1	(24.6)%	(1.6)%	(23.0)%
Total Powerpay recurring services	38.0	42.4	(10.4)%	(1.2)%	(9.2)%
Total Cloud recurring services	284.6	247.7	14.9%	(0.6)%	15.5%
Dayforce professional services and other	73.7	62.0	18.9%	(0.6)%	19.5%
Powerpay professional services and other	0.5	0.6	(16.7)%	(—)%	(16.7)%
Total Cloud professional services and other	74.2	62.6	18.5%	(0.7)%	19.2%
Total Cloud revenue	358.8	310.3	15.6%	(0.7)%	16.3%
Bureau recurring services, excluding float	51.9	78.4	(33.8)%	(0.4)%	(33.4)%
Bureau float	4.1	10.2	(59.8)%	(1.0)%	(58.8)%
Total Bureau recurring services	56.0	88.6	(36.8)%	(0.5)%	(36.3)%
Bureau professional services and other	0.5	1.1	(54.5)%	(—)%	(54.5)%
Total Bureau revenue	56.5	89.7	(37.0)%	(0.4)%	(36.6)%
Total revenue	$415.3	$400.0	3.8%	(0.6)%	4.4%

Dayforce	$320.3	$267.3	19.8%	(0.6)%	20.4%
Powerpay	38.5	43.0	(10.5)%	(1.2)%	(9.3)%
Total Cloud revenue	$358.8	$310.3	15.6%	(0.7)%	16.3%

Dayforce, excluding float	$297.9	$239.0	24.6%	(0.6)%	25.2%
Powerpay, excluding float	33.9	36.9	(8.1)%	(1.1)%	(7.0)%
Cloud revenue, excluding float	331.8	275.9	20.3%	(0.6)%	20.9%
Cloud float	27.0	34.4	(21.5)%	(0.6)%	(20.9)%
Total Cloud revenue	$358.8	$310.3	15.6%	(0.7)%	16.3%

(a)	We have calculated revenue on a constant currency basis by applying the average foreign exchange rate in effect during the comparable prior period.

Ceridian HCM Holding Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

The following tables present a reconciliation of our reported results to our non-GAAP financial measures Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted net income for all periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(Dollars in millions)
Operating profit	$4.0	$18.7	$30.3	$46.1
Other expense, net	(0.3)	(1.5)	(2.9)	(3.1)
Depreciation and amortization	12.1	14.6	23.9	29.0
EBITDA (a)	15.8	31.8	51.3	72.0
Intercompany foreign exchange (gain) loss	(0.5)	0.2	1.3	0.5
Share-based compensation (b)	16.5	9.6	29.2	15.6
Severance charges (c)	0.7	1.5	4.7	3.6
Restructuring consulting fees (d)	5.1	0.9	6.6	2.1
Other non-recurring charges (e)	(0.1)	—	(0.4)	—
Adjusted EBITDA	$37.5	$44.0	$92.7	$93.8
Adjusted EBITDA margin	19.5%	22.4%	22.3%	23.5%

(a)	We define EBITDA as net income before interest, taxes, and depreciation and amortization.
(b)	Represents share-based compensation expense and related employer taxes.
(c)	Represents costs for severance compensation paid to employees whose positions have been eliminated or who have been terminated not for cause.
(d)

Represents consulting fees and expenses incurred during the periods presented in connection with any acquisition, investment, disposition, recapitalization, equity offering, issuance or repayment of debt, issuance of equity interests, or refinancing.

(e)	Represents gain on unrecovered duplicate payments associated with an isolated service incident.

	Three Months Ended June 30, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$49.3	$1.9	$—	$—	$—	$47.4
Professional services and other	37.9	1.0	0.1	—	—	36.8
Product development and management	17.0	1.4	0.1	—	—	15.5
Depreciation and amortization	9.8	—	—	—	—	9.8
Total cost of revenue	114.0	4.3	0.2	—	—	109.5
Sales and marketing	36.0	1.8	0.2	—	—	34.0
General and administrative	38.6	10.4	0.3	5.0	—	22.9
Operating profit	4.0	16.5	0.7	5.0	—	26.2
Other expense, net	0.3	—	—	(0.5)	—	0.8
Depreciation and amortization	12.1	—	—	—	—	12.1
EBITDA	$15.8	$16.5	$0.7	$4.5	$—	$37.5
Net income	$5.5	$16.5	$0.7	$4.5	$(7.8)	$19.4
Net income per share- basic (c)	$0.04	$0.11	$—	$0.03	$(0.05)	$0.13
Net income per share- diluted (c)	$0.04	$0.11	$—	$0.03	$(0.05)	$0.13

(a)	Other includes intercompany foreign exchange gain, restructuring consulting fees, and other non-recurring charges.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the quarter.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 145,593,019 and 151,444,901 weighted-average shares of common stock, respectively.

	Three Months Ended June 30, 2019
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$48.7	$0.8	$0.6	$—	$—	$47.3
Professional services and other	34.2	0.5	0.2	—	—	33.5
Product development and management	16.4	0.7	—	—	—	15.7
Depreciation and amortization	9.0	—	—	—	—	9.0
Total cost of revenue	108.3	2.0	0.8	—	—	105.5
Sales and marketing	34.9	1.3	0.4	—	—	33.2
General and administrative	34.4	6.3	0.3	0.9	—	26.9
Operating profit	18.7	9.6	1.5	0.9	—	30.7
Other expense, net	1.5	—	—	0.2	—	1.3
Depreciation and amortization	14.6	—	—	—	—	14.6
EBITDA	$31.8	$9.6	$1.5	$1.1	$—	$44.0
Net income	$6.3	$9.6	$1.5	$1.1	$(0.2)	$18.3
Net income per share- basic (c)	$0.04	$0.07	$0.01	$0.01	$—	$0.13
Net income per share- diluted (c)	$0.04	$0.06	$0.01	$0.01	$—	$0.12

(a)	Other includes intercompany foreign exchange loss, restructuring consulting fees, and other non-recurring charges.
(b)

We have not applied an income tax effect to expenses incurred in the U.S. due to a full valuation allowance against our deferred tax assets as of June 30, 2019. Income tax effect in foreign jurisdictions is calculated based on the statutory tax rates during the quarter.

(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 141,149,009 and 148,331,846 weighted-average shares of common stock, respectively.

	Six Months Ended June 30, 2020
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$101.5	$2.7	$0.8	$—	$—	$98.0
Professional services and other	80.5	1.5	0.9	—	—	78.1
Product development and management	34.6	2.3	0.4	—	—	31.9
Depreciation and amortization	19.6	—	—	—	—	19.6
Total cost of revenue	236.2	6.5	2.1	—	—	227.6
Sales and marketing	76.7	4.0	1.0	—	—	71.7
General and administrative	72.1	18.7	1.6	6.2	—	45.6
Operating profit	30.3	29.2	4.7	6.2	—	70.4
Other expense, net	2.9	—	—	1.3	—	1.6
Depreciation and amortization	23.9	—	—	—	—	23.9
EBITDA	$51.3	$29.2	$4.7	$7.5	$—	$92.7
Net income	$14.1	$29.2	$4.7	$7.5	$(14.0)	$41.5
Net income per share- basic (c)	$0.10	$0.20	$0.03	$0.05	$(0.10)	$0.28
Net income per share- diluted (c)	$0.09	$0.19	$0.03	$0.05	$(0.09)	$0.27

(a)	Other includes intercompany foreign exchange loss, restructuring consulting fees, and other non-recurring charges.
(b)	Income tax effects have been calculated based on the statutory tax rates in effect in the U.S. and foreign jurisdictions during the period.
(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 145,119,172 and 151,321,093 weighted-average shares of common stock, respectively.

	Six Months Ended June 30, 2019
	As reported	Share-based compensation	Severance charges	Other (a)	Income tax effects (b)	Adjusted
	(Dollars in millions, except per share data)
Cost of revenue:
Recurring services	$99.6	$1.2	$0.8	$—	$—	$97.6
Professional services and other	69.5	0.7	0.4	—	—	68.4
Product development and management	31.6	1.2	0.1	—	—	30.3
Depreciation and amortization	17.7	—	—	—	—	17.7
Total cost of revenue	218.4	3.1	1.3	—	—	214.0
Sales and marketing	70.1	2.3	1.4	—	—	66.4
General and administrative	65.4	10.2	0.9	2.1	—	52.2
Operating profit	46.1	15.6	3.6	2.1	—	67.4
Other expense, net	3.1	—	—	0.5	—	2.6
Depreciation and amortization	29.0	—	—	—	—	29.0
EBITDA	$72.0	$15.6	$3.6	$2.6	$—	$93.8
Net income	$17.5	$15.6	$3.6	$2.6	$(0.6)	$38.7
Net income per share- basic (c)	$0.12	$0.11	$0.03	$0.02	$—	$0.28
Net income per share- diluted (c)	$0.12	$0.11	$0.02	$0.02	$—	$0.27
(a)	Other includes intercompany foreign exchange loss and restructuring consulting fees.
(b)

We have not applied an income tax effect to expenses incurred in the U.S. due to a full valuation allowance against our deferred tax assets as of June 30, 2019. Income tax effect in foreign jurisdictions is calculated based on the statutory tax rates during the quarter.

(c)	GAAP and Adjusted basic and diluted net income per share are calculated based upon 140,651,902 and 147,761,174 weighted-average shares of common stock, respectively.

Source: Ceridian HCM Holding Inc.

For further information, please contact:

Investor Relations

Jeremy Johnson

Vice President, Finance and Investor Relations

Ceridian HCM Holding Inc.

1-844-829-9499

investors@ceridian.com

Public Relations

Teri Murphy

Director, Corporate Communications

Ceridian HCM Holding Inc.

1-647-417-2117

teri.murphy@ceridian.com